UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2005

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

345-B Nowlin Lane, Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7010

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective December 20, 2005, the Compensation Committee of the Board of Directors of The Dixie Group, Inc. (the "Company") granted non-qualified stock options under The Dixie Group, Inc. Stock Incentive Plan to selected directors, officers and employees of the Company. These options, which are immediately vested in full and expire ten years from the date of grant, cover an aggregate of 343,000 shares of common stock at an exercise price of $13.51 per share and prohibit the sale of any shares acquired upon exercise of the option for a period of three years following the grant date.

Included in these option grants were the following awards to those individuals who are directors of the Company or who qualify as "named executive officers" (pursuant to Item 402(a)(3) of Securities and Exchange Commission Regulation S-K):
Name:	Title:	No. of Shares Subject to Options Granted:
Daniel K. Frierson	Chairman of the Board and Chief Executive Officer	60,000
Kenneth L. Dempsey	Vice President and President - Masland Carpets	20,000
Gary A. Harmon	Vice President and Chief Financial Officer	15,000
David E. Polley	Vice President - Marketing	20,000
J. Don Brock	Director	4,000
Paul K Frierson	Director	4,000
Walter W. Hubbard	Director	8,000
Lowry F. Kline	Director	4,000
John W. Murrey, III	Director	4,000

The form of stock option agreement for each of the grants is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed as a part of this Report:
Exhibit No.	Description
10.1	Form of Stock Option Agreement for Non-Qualified Options Granted December 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 22, 2005	THE DIXIE GROUP, INC.
By: /s/ Gary A. Harmon Gary A. Harmon Chief Financial Officer